UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BISON PETROLEUM, CORP.

(Exact name of Registrant as specified in its Charter)

Nevada	333-167879	42-1771342
(State or Other Jurisdiction of Incorporation)	SEC Securities Act File No.	(I.R.S. Employer Identification No.)

2825 E. Cottonwood Park, Suite 503

Salt Lake City, Utah 84121

 (Address of Principal Executive Offices)

Antonio Martinez-Guzman

Bison Petroleum, Corp.

2825 E. Cottonwood Park, Suite 503

Salt Lake City, Utah 84121

(801) 990-3180

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy To:

Leonard W. Burningham, Esq.

455 East 500 South

Suite 205

Salt Lake City, Utah  84111

Phone:  (801) 363-7411

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]    Accelerated filer [  ]   Non-accelerated filer [  ]  Smaller reporting company[X]

Calculation of Registration Fee

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	10,000,000 pre-split	$0.01	$100,000.00	$7.13
(1)				Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.
(2)				Offering price has been arbitrarily determined by the Board of Directors.

REMOVAL FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1, as amended (Exchange Act File No. 000-54574), of Bison Petroleum, Corp., a Nevada corporation (the “Company” or the “Registrant”), which was filed with the Securities and Exchange Commission on June 30, 2010, and which became effective following applicable amendments, on March 8, 2011 (the “Registration Statement”).  The Registration Statement registered 10,000,000 pre-split shares of the Company’s $0.001 par value common stock, of which 2,100,000 pre-split shares were sold.  The Company effected an eight for one forward split of its outstanding common stock on June 19, 2013, which would have increased the number of shares being offered pursuant to the Registration Statement to 80,000,000 post-split shares, with 16,800,000 post-split shares having been sold, if the offering had not been closed on October 31, 2011.  The Company, in compliance with Securities and Exchange Commission Regulation S-K Item 512(a)(3) Undertakings, hereby amends the Registration Statement to deregister all 7,900,000 pre-split shares or 63,200,000 post-split shares of common stock that remain unsold and will not be sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, on the 15th day of October, 2013.

BISON PETROLEUM, CORP.

Date: October 15, 2013	By:	/s/ Antonio Martinez-Guzman
Antonio Martinez-Guzman
Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer and sole director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-1 Registration Statement has been signed by the following person in the capacities and on the date indicated.

BISON PETROLEUM, CORP.

Date: October 15, 2013	By:	/s/ Antonio Martinez-Guzman
Antonio Martinez-Guzman
Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer and sole director